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                                                                   EXHIBIT 10.33

                      FIRST AMENDMENT TO LEASE AGREEMENT
                      ----------------------------------

     THIS FIRST AMENDMENT TO LEASE AGREEMENT is made and entered into as of (but not necessarily on) the 17th day of August, 1995, by and between Prime Financial corporation, an Oklahoma corporation ("Landlord"), and International Environmental Corporation, an Oklahoma corporation ("Tenant"), with reference to the following:

     (a) Landlord and Tenant have previously entered into a certain Lease Agreement, dated as of March 7, 1988 (the "Lease"), under the terms of which Tenant leases from Landlord certain Leased Premises (as defined in the Lease).

     (b) By means of this instrument, Landlord and Tenant will amend the Lease, as hereinafter set forth.

     NOW, THEREFORE, in consideration of the execution of this instrument by both parties, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant covenant and agree as follows:

     1. Paragraph 2. of the Lease is hereby deleted in its entirety, and the following new paragraph 2. is substituted therefor:

          2.   Term. The term of the Lease Agreement shall be for a period of
               ----
fourteen (14) years and six (6) months from the date of this Lease Agreement and ending on September 7, 2002, unless this Lease Agreement is sooner terminated pursuant to the terms of this Lease Agreement or the term hereof is extended pursuant to the terms of this Lease Agreement.

     2. Paragraph 4.(a) of the Lease is hereby deleted in its entirety, and the following new paragraph 4.(a) is substituted therefor:

          4.(a)     For the first year of this Lease Agreement, the annual
rental to be paid by Tenant to Landlord ("Base Rent") shall be $447,319.00, payable in twelve equal monthly installments of $37,276.58, with each monthly installment payable on or before the 15th day of each month during the first year of this Lease Agreement. For the purposes of this Lease Agreement, "first year of this Lease Agreement" shall mean the twelve month period beginning on the date of this Lease Agreement and ending March 6, 1989. Beginning on the 1st day of September, 1995 the Base Rent to be paid by Tenant to Landlord shall be $475,000.00, payable in twelve equal monthly installments of $39,583.33, with each monthly installment payable on or before the 15th day of each month during the term of this Lease Agreement. In the event the term of this Lease Agreement shall commence or end during a year (as defined
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herein), the Base Rent for any fractional year shall be prorated by months.

     3. Paragraph 9. of the Lease regarding Tenant's right to terminate the Lease is hereby deleted in its entirety.

     4. Paragraph 20.(b) of the Lease regarding Tenants right to terminate the Lease upon a partial condemnation of the Leased Premises is hereby deleted in its entirety.

     5. Paragraph 20.(c) of the Lease is hereby deleted in its entirety, and the following new paragraph 20.(c) is substituted therefor:

          20.(c)    Rent Adjustment. In the event that a part of the Leased
                    ---------------
Premises shall be taken under the power of eminent domain by any public or private authority, then Landlord shall, at its expense, forthwith restore what may remain of the Leased Premises, including any and all improvements made theretofore, the parking areas and the Leased Premises, to substantially the same condition they were in prior to such taking and a just proportion of the rent provided in Section 4 hereof, and any other charges payable by Tenant hereunder, according to the nature and extent of the injury to the Leased Premises and Tenant's business shall be suspended or abated until what may remain of the Leased Premises and the parking areas, shall be restored as aforesaid, and thereafter a just proportion of the rent and any such other charges according to the nature and extent of the taking and resulting injury to the Leased Premises and Tenant's business shall be permanently abated for the balance of the term of this Lease Agreement. In computing the amount of proportionate rent reduction as herein provided, due consideration shall be given to the value of the portion of the area so taken in condemnation with relation to the remaining area insofar as the use thereof for Tenant's business is concerned, and to the effect of such taking on Tenant's business, and the amount of parking area and the value of what remains insofar as the use thereof for Tenant's business is concerned. So long as the loan from MetLife Capital Financing Corporation ("MetLife") to Landlord which is secured by the Leased Premises remains outstanding, any rent reduction pursuant to this Section 20.(c) must be approved by MetLife.

     6. Paragraph 23. of the Lease is hereby deleted in its entirety, and the following new paragraph 23. is substituted therefor:

          23.  Place of Payment of Rent. Rent shall be payable in the lawful
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tender of the United States of America to Landlord by payment to the order of
Prime Financial Corporation, 16 South Pennsylvania, Oklahoma City, Oklahoma 73107 or at such other place as may be designated by Landlord by written notice to Tenant.

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     7.   Paragraph 36. of the Lease is hereby deleted in its entirety, and the following new paragraph 36. is substituted therefor:

          36.  Force Majeure. If the performance by either party hereto of any
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of its obligations, covenants, agreements or conditions contained in this Lease
Agreement shall be in any way prevented, interrupted or hindered by force majeure, which shall mean acts of God or State, strikes, lockout, storms, fire, material or labor restrictions, legislation or restriction of any government, flood or other causes not reasonably within the control of said party, then such performance shall be excused and suspended during the force majeure period, but only to the extent of such prevention, interruption or hindrance.

     8. Paragraph 34. of the Lease is hereby deleted in its entirety, and the following new paragraph 34. is substituted therefor:

          34.  Assignment by Landlord. Landlord may assign this Lease Agreement
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to a third party; provided however, that if Landlord assigns this Lease
Agreement, Landlord shall remain liable as a guarantor hereunder in connection with the obligations that the Landlord is to perform under this Lease Agreement. Such guaranty shall not be applicable to Landlord's Lender, MetLife, its successors or assigns in the event MetLife assumes title to the Leased Premises.

     9. Paragraph 18.(c) of the Lease is hereby deleted in its entirety, and the following new paragraph 18.(c) is substituted therefor:

          18.(c)    Any excess of money received from insurance remaining in the joint account after the reconstruction or repair of such damaged buildings or improvements on the Leased Premises shall, if the Tenant is not in default under this Lease Agreement, be paid to Tenant.

     10. Paragraph 18.(d) of the Lease is hereby deleted in its entirety, and the following new paragraph 18.(d) is substituted therefor:

          18.(d)    If any mortgagee holding a mortgage on the Leased Premises elects, in accordance with the terms of such mortgage, to require that all or any part of the proceeds of such insurance paid as a result of damages to the buildings and improvements located on the Leased Premises be paid to or retained by the mortgagee, then such payment shall be made, but in such event, the Landlord shall pay into the joint account referred to in subparagraph (a) of this Section 18 that amount of the insurance proceeds paid to or retained by mortgagee. The provisions of such mortgage regarding the payment of insurance proceeds arising from

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a fire or other casualty shall govern over the terms of this Lease Agreement so long as mortgagee's loan to Landlord remains outstanding.

     11. Paragraph 21.(c) of the Lease regarding Tenant's right to terminate the Lease upon damage or destruction to the Leased Premises is hereby deleted in its entirety.

     12. As amended by this instrument, all of the covenants, agreements, terms, provisions and conditions of the Lease continue in full force and effect, and the Tenant ratifies and confirms all covenants, agreements, terms, provisions and conditions of the Lease, as amended by this instrument.

     13. This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective, permitted successors and assigns.

     14. The Lease, as amended by this instrument, contains and constitutes the entire agreement between Landlord and Tenant and supersedes all prior agreements and understandings between Landlord and Tenant relating to the subject matter of the Lease and this instrument. There are not agreements, understandings, restrictions, warranties, representations or inducements between the parties to this instrument relating to the subject matter of the Lease or this instrument other than those set forth in the Lease and this instrument.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease Agreement in multiple original counterparts effective as of the date set forth above.

     "Landlord":         PRIME FINANCIAL CORPORATION,
                         An Oklahoma corporation

                         By:  /s/ Tony M. Shelby
                              ------------------------------------
                         Printed Name: Tony M. Shelby
                                       --------------
                                         Vice President
                                         ----

     "Tenant":           INTERNATIONAL ENVIRONMENTAL CORPORATION
                         An Oklahoma corporation

                         By:  /s/ Barry H. Golsen
                              ------------------------------------
                         Printed Name: Barry H. Golsen
                                       ---------------
                                         Chairman
                                         --------

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STATE OF OKLAHOMA        )
                         )    ss.
COUNTY OF Cleveland      )
          ---------

     This instrument was acknowledged before me on August 17, 1995, by Tony M.
                                                                       -------
Shelby as Vice-President of Prime Financial Corporation, an Oklahoma
------    ----
corporation.

                              /s/ Carol Ann Oden
                              ---------------------------------------
                              Notary Public
My Commission Expires:
2-25-99

(SEAL)


STATE OF OKLAHOMA        )
                         )    ss.
COUNTY OF Cleveland      )
          ---------

     This instrument was acknowledged before me on August 17, 1995, by Barry H.
                                                                       --------
Golsen as Chairman of International Environmental Corporation, an Oklahoma
------    --------
corporation.

                              /s/ Carol Ann Oden
                              ---------------------------------------
                              Notary Public

My Commission Expires:
2-25-99

(SEAL)

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